                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                  FORM 8-K/A
                                AMENDMENT NO. 1

                                CURRENT REPORT
    Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report: April 20, 2000 Date of earliest event reported: February 10,
2000

                              -------------------

                              U.S. CONCRETE, INC.
                              -------------------
            (Exact Name of Registrant as Specified in Its Charter)

                 DELAWARE                     1-12977             76-0586680
        ----------------------------        ------------     -------------------
        (State or other jurisdiction        (Commission          (IRS Employer
            of incorporation)               File Number)     Identification No.)


     1300 Post Oak Boulevard, Suite 1220, Houston, TX                77056
     ------------------------------------------------              ----------
     (Address of principal executive offices)                      (Zip Code)


     Registrant's telephone number, including area code         (713) 499-6200

                               --------------

                            FORM 8-K/A REPORT INDEX
                            -----------------------



Item No.                                                                                                                       Page
--------                                                                                                                       ----

Item 2.  Acquisition or Disposition of Assets ..............................................................................      3

Item 7.  Financial Statements and Exhibits .................................................................................      4

              Beall Combined Financial Statements...........................................................................    A-1

              U.S. Concrete, Inc. and Subsidiaries
                       Unaudited Pro Forma Condensed Consolidated Financial Statements .....................................    B-1


ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

2000 Acquisitions

     From January 1 through April 5, 2000, U.S. Concrete, Inc. acquired three businesses. The aggregate consideration it paid in these transactions, all of which it accounted for as purchases, consisted of $67.4 million in cash and 2.6 million shares of common stock.

     These transactions include our acquisition of (1) all the issued and outstanding capital stock of Beall Industries, Inc. ("Beall-Texas") from Robert
S. Beall and Chase Bank of Texas, N.A., as trustee under four trusts, and (2) all the issued and outstanding capital stock of Atlas Concrete, Inc., Atlas-Tuck Concrete, Inc., Stokes Transit-Mix, Inc. and Beall Trucking, Inc. (collectively, "Beall-Oklahoma") from Fallis Arch Beall, Robert S. Beall and four other owners. Beall-Texas and Beall-Oklahoma are affiliates under common ownership that engage primarily in providing ready-mixed concrete and related products and services to the construction industry and conduct related trucking operations. We intend to continue these operations as part of our overall strategy of development and acquisition of ready-mixed concrete businesses. These acquisitions represent our entry into the Texas and Oklahoma markets.


     We negotiated the terms of these acquisitions at arms' length with persons who were not previously affiliated with us. The aggregate consideration for the capital stock of Beall-Texas and Beall-Oklahoma consisted of approximately $45.6 million in cash, $3.9 million in debt paid at closing and 1.9 million shares of our common stock, subject to certain post-closing adjustments. We funded the acquisitions with borrowings under our credit facility. As we have previously publicly reported, we increased the size of that facility to $200 million, effective February 9, 2000.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a)    Financial statements of businesses acquired.

                Attachment A consists of the audited combined historical financial statements of Beall Companies for the years ended December 31, 1999 and 1998.

         (b)    Pro forma financial information.

                Attachment B consists of the unaudited pro forma condensed consolidated financial statements of U.S. Concrete, Inc. and Subsidiaries for all 2000 acquisitions.

         (c)    Exhibits.

                2.1/*/ Stock Purchase Agreement, dated January 20, 2000, by and among Robert S. Beall, Chase Bank of Texas, National Association, in its capacity as Trustee for Allison Beall 1999 Trust, Logan Beall 1999 Trust, Allison Beall Descendents' Trust and Logan Beall Descendents' Trust and U.S. Concrete, Inc. (Form 8-K dated February 23, 2000, Exhibit 2.1).

                2.2/*/ Amendment No. 1 to Stock Purchase Agreement, dated January 28, 2000, by and among Robert S. Beall, Chase Bank of Texas, National Association, in its capacity as trustee for Allison Beall 1999 Trust, Logan Beall 1999 Trust, Allison Beall Descendents' Trust and Logan Beall Descendents' Trust and U.S. Concrete, Inc. (Form 8-K dated February 23, 2000, Exhibit 2.2).

                2.3/*/ Stock Purchase Agreement, dated January 24, 2000, by and among Fallis Arch Beall, Nola Sue Beall, Robert S. Beall, Leigh Ann Gathright, Doris W. Stokes, and Fallis Arch Beall in his capacity as Trustee for the R.E. Stokes Trust and U.S. Concrete, Inc. (Form 8-K dated February 23, 2000, Exhibit 2.3).

                23.1    Consent of independent public accountants.


--------------------
/*/     Incorporated by reference to the filing indicated.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                U.S. CONCRETE, INC.


Date:  April 20, 2000           By: /s/ Michael W. Harlan
                                   ------------------------------------
                                   Name:   Michael W. Harlan
                                   Title:  Senior Vice President--Chief
                                           Financial Officer

                                                                    Attachment A



          BEALL COMPANIES

          COMBINED FINANCIAL STATEMENTS
          AS OF DECEMBER 31, 1999
          TOGETHER WITH AUDITORS' REPORT

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To Beall Companies:

We have audited the accompanying combined balance sheets of Beall Companies as defined in Note 1 (the Companies) as of December 31, 1999 and 1998, and the related combined statements of operations and comprehensive income, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Beall Companies as of December 31, 1999 and 1998, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.


/s/ Arthur Andersen LLP

Houston, Texas
February 12, 2000

                                BEALL COMPANIES
                                ---------------


              COMBINED BALANCE SHEETS--DECEMBER 31, 1999 AND 1998
              ---------------------------------------------------



                                                                                                1999                   1998
                                      ASSETS                                                    ----                   ----
                                      ------
CURRENT ASSETS:
Cash and cash equivalents                                                                    $ 2,750,004            $ 1,565,413
Marketable securities                                                                            358,856                304,251
Trade accounts and other receivables, net of allowance for doubtful
  accounts of $380,170 and $835,824, respectively                                              7,519,521              6,010,568
Inventories                                                                                      867,847                525,400
Current deferred tax asset                                                                        79,585                 26,100
Prepaid expenses and other current assets                                                        148,221                212,898
                                                                                             -----------            -----------

                           Total current assets                                               11,724,034              8,644,630

PROPERTY, PLANT AND EQUIPMENT, net                                                            18,541,187             15,567,691

OTHER ASSETS                                                                                     322,415                382,315
                                                                                             -----------            -----------

                          Total assets                                                       $30,587,636            $24,594,636
                                                                                             ===========            ===========

                           LIABILITIES AND STOCKHOLDERS' EQUITY
                           ------------------------------------

CURRENT LIABILITIES:
   Accounts payable                                                                          $ 3,464,935            $ 3,012,617
   Accrued liabilities                                                                         1,640,859              1,499,463
   Current portion of long-term debt                                                           2,882,216              1,867,126
                                                                                             -----------            -----------

                           Total current liabilities                                           7,988,010              6,379,206

LONG-TERM DEBT, less current portion                                                           1,518,913              2,151,336

DEFERRED TAX LIABILITY                                                                           393,113                265,912

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
   Common stock                                                                                  378,120                378,120
   Treasury stock, at cost                                                                      (445,000)              (445,000)
   Additional paid-in capital                                                                  1,376,880                901,880
   Accumulated other comprehensive income                                                        125,777                133,330
   Retained earnings                                                                          19,251,823             14,829,852
                                                                                             -----------            -----------

                           Total stockholders' equity                                         20,687,600             15,798,182
                                                                                             -----------            -----------

                           Total liabilities and stockholders' equity                        $30,587,636            $24,594,636
                                                                                             ===========            ===========

    The accompanying notes are an integral part of these combined financial statements.

                                BEALL COMPANIES
                                ---------------

           COMBINED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
           ----------------------------------------------------------

                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998
                 ----------------------------------------------





                                                                                            1999             1998
                                                                                            ----             ----
SALES                                                                                    $64,851,075     $49,499,423
COST OF GOODS SOLD                                                                        49,513,364      39,936,130
                                                                                         -----------     -----------
        Gross profit                                                                      15,337,711       9,563,293

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES                                               4,148,595       2,473,788
DEPRECIATION EXPENSE                                                                       1,661,064       1,332,329
                                                                                         -----------     -----------
        Income from operations                                                             9,528,052       5,757,176

OTHER EXPENSE:
  Interest expense                                                                          (341,060)       (357,709)
  Interest income                                                                            100,577             700
  Other expense, net                                                                         (46,935)        (48,639)
                                                                                         -----------     -----------
         Income before provision for income taxes                                          9,240,634       5,351,528

PROVISION FOR INCOME TAXES                                                                   249,673         102,768
                                                                                         -----------     -----------
         Net income                                                                        8,990,961       5,248,760

OTHER COMPREHENSIVE INCOME (LOSS):
  Unrealized gain (loss) on available-for-sale securities                                     (7,553)         67,056
                                                                                         -----------     -----------
 COMPREHENSIVE INCOME                                                                    $ 8,983,408     $ 5,315,816
                                                                                         ===========     ===========



    The accompanying notes are an integral part of these combined financial statements.

                                BEALL COMPANIES
                                ---------------

                  COMBINED STATEMENTS OF STOCKHOLDERS' EQUITY
                  -------------------------------------------

                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998
                 ----------------------------------------------




                                                                                       Accumulated
                                                         Treasury       Additional       Other
                                        Common            Stock          Paid-In      Comprehensive       Retained
                                        Stock           (at cost)        Capital         Income           Earnings        Total
                                        ------          ---------       ----------    -------------       --------        -----
BALANCE, December 31, 1997             $378,120         $    -          $  741,880     $ 66,274       $10,957,092       $12,143,366
 Net income                                -                 -                -            -            5,248,760         5,248,760
Repurchase of shares                       -             (445,000)            -            -                -              (445,000)
Capital contribution                       -                 -             160,000         -                -               160,000
Distributions                              -                 -                -            -           (1,376,000)       (1,376,000)
Unrealized gain on available-
  for-sale securities                      -                 -                -          67,056             -                67,056
                                       --------         ---------       ----------     ---------      -----------       -----------
BALANCE, December 31, 1998              378,120          (445,000)         901,880      133,330        14,829,852        15,798,182
Net income                                 -                 -                -            -            8,990,961         8,990,961
Capital contribution                       -                 -             475,000         -               -                475,000
Distributions                              -                 -                -            -           (4,568,990)       (4,568,990)
Unrealized loss on
 available-for-sale securities             -                 -                -          (7,553)           -                 (7,553)
                                       --------         ---------       ----------     --------        ----------       -----------
BALANCE, December 31, 1999             $378,120         $(445,000)      $1,376,880     $125,777       $19,251,823       $20,687,600
                                       ========         =========       ==========     ========       ===========       ===========

    The accompanying notes are an integral part of these combined financial statements

                                BEALL COMPANIES
                                ---------------

                       COMBINED STATEMENTS OF CASH FLOWS
                       ---------------------------------

                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998
                 ----------------------------------------------



                                                                                                1999           1998
                                                                                                ----           ----
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income                                                                                  $ 8,990,961    $ 5,248,760
Adjustments to reconcile net income to net cash provided by operating activities--
     Depreciation                                                                             1,661,064      1,332,329
     Net (gain) loss on sale of property, plant and equipment                                   257,720        (17,192)
     Deferred tax provision (benefit)                                                            73,715        (15,058)
     Changes in operating assets and liabilities--
       Trade accounts and other receivables, net                                             (1,508,953)     1,139,502
       Inventories                                                                             (342,447)        84,486
       Prepaid expenses and other current assets                                                 64,677       (212,898)
       Other assets                                                                              59,900       (194,723)
       Accounts payable and accrued liabilities                                                 593,715     (1,077,156)
                                                                                            -----------    -----------

                    Net cash provided by operating activities                                 9,850,352      6,288,050
                                                                                            -----------    -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds from disposals of property, plant and equipment                                    1,333,858         86,475
  Purchases of marketable securities                                                            (62,158)       (30,137)
  Purchases of property, plant and equipment                                                 (6,226,138)    (4,794,547)
                                                                                            -----------    -----------

                    Net cash used in investing activities                                    (4,954,438)    (4,738,209)
                                                                                            -----------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Borrowings of long-term debt                                                                2,774,651      2,290,524
  Repayment of long-term debt                                                                (2,391,984)    (2,758,982)
  Capital contributions                                                                         475,000        160,000
  Repurchase of shares                                                                                -       (445,000)
  Distributions                                                                              (4,568,990)    (1,376,000)
                                                                                            -----------    -----------

                    Net cash used in financing activities                                    (3,711,323)    (2,129,458)
                                                                                            -----------    -----------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                                          1,184,591       (579,617)

CASH AND CASH EQUIVALENTS, beginning of year                                                  1,565,413      2,145,030
                                                                                            -----------    -----------

CASH AND CASH EQUIVALENTS, end of year                                                      $ 2,750,004    $ 1,565,413
                                                                                            ===========    ===========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid during the year for income taxes                                                $    37,804    $    16,600
  Cash paid during the year for interest                                                        333,779        363,238



    The accompanying notes are an integral part of these combined financial statements.

                                BEALL COMPANIES
                                ---------------

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                     --------------------------------------



1.  BUSINESS AND ORGANIZATION:
    --------------------------

Beall Companies (the Companies) are primarily engaged in the production and delivery of ready-mixed concrete.

The following companies are included within the combined group:

    Beall Industries, Inc. (Beall)

    Beall produces and delivers ready-mixed concrete and lime slurry in the Dallas/Fort Worth area where Beall has five batch plants. Beall also sells and transports aggregates and provides bulk transportation services predominantly in Texas and Oklahoma.

    Beall is an S Corporation incorporated in the State of Texas.

    R.S. Beall, Inc. (RSB)

    RSB owns a fleet of trucks and trailers that are leased to Beall and outside customers.

    RSB is an S Corporation incorporated in the State of Delaware.

    Stokes Transit-Mix, Inc. (Stokes)

    Stokes produces and delivers ready-mixed concrete in southwest Oklahoma where Stokes has one batch plant.

    Stokes is a C Corporation incorporated in the State of Oklahoma.

    Beall Trucking, Inc. (Trucking)

    Trucking transports raw materials to ready-mixed concrete operations. Trucking also acts as a for-hire common carrier trucking company.

    Trucking is an S Corporation incorporated in the State of Oklahoma.

    Atlas-Tuck Concrete (ATC)

    ATC produces and delivers ready-mixed concrete in southwest Oklahoma where ATC has five batch plants.

    ATC is a C Corporation incorporated in the State of Oklahoma.

    Atlas Concrete, Inc. (Atlas)

    Atlas produces and delivers concrete in southwest Oklahoma where Atlas has one batch plant.

    Atlas is an S Corporation incorporated in the State of Oklahoma.

2.  BASIS OF PRESENTATION AND
    SUMMARY OF SIGNIFICANT
    ACCOUNTING POLICIES:
    --------------------

Basis of Presentation
---------------------

The Companies have prepared these financial statements on the accrual basis of accounting. The combined financial statements include the accounts and the results of operations of the Companies for all periods during which the Companies were under common control. All significant intercompany balances and transactions have been eliminated in combination.

Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair Value of Financial Instruments
-----------------------------------

The Companies' financial instruments consist primarily of cash and cash equivalents, accounts receivable, accounts payable and long-term debt. The Companies believe that the carrying value of these instruments on the accompanying combined balance sheet approximates their fair value, due either to length of maturity or existence of interest rates that approximate market rates.


Cash and Cash Equivalents
-------------------------

The Companies record as cash equivalents all highly liquid investments having maturities of three months or less at the date of purchase. At December 31, 1999, the Companies maintained cash balances in various financial institutions in excess of federally insured limits.

Marketable Securities
---------------------

Marketable securities have been classified as available-for-sale securities, and the net unrealized gain or loss on securities has been recorded in stockholders' equity.

Concentration of Credit Risk
----------------------------

The Companies sell to various residential and commercial customers in the Texas and Oklahoma area who may be affected by changes in economic or other external conditions. The Companies manage their exposure to credit risk through ongoing credit evaluations.

Inventories
-----------

Inventories consist primarily of raw materials. The Companies use the first-in, first-out method to value inventories at the lower of cost or market.

Prepaid Expenses and Other Current Assets
-----------------------------------------

Prepaid expenses and other current assets primarily include amounts the Companies have paid for fuel, property taxes, licenses and insurance. The Companies expense or amortize all prepaid amounts as used or over the period of benefit, as applicable.

Property, Plant and Equipment, Net
----------------------------------

The Companies state property, plant and equipment at cost. The Companies use the straight-line method to compute depreciation of these assets over their estimated useful lives.

The Companies expense maintenance and repair cost when incurred and capitalize and depreciate expenditures for major renewals and betterments that extend the useful lives of existing assets. When the Companies retire or dispose of property, plant and equipment, the related cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in the combined statements of operations and comprehensive income.

Sales and Expenses
------------------

The Companies recognize sales when products are delivered or transportation services are provided. Cost of goods sold consists primarily of product costs and operating expenses. Operating expenses consist of wages and benefits of employees, plant operations, repairs and maintenance, and truck expenses. Selling expenses consist primarily of sales commissions, salaries of sales managers and travel and entertainment expenses. General and administrative expenses consist primarily of executive compensation and related benefits, administrative salaries and benefits, office rent and utilities, communication expenses and professional fees.

Income Taxes
------------

Certain of the Companies elected S Corporation status pursuant to the Internal Revenue Code, whereby they are not subject to federal income taxes, and their stockholders report their respective shares of taxable earnings or losses in their personal tax returns. As S Corporations, these companies are subject to state taxation at rates of 4.5 percent and 6.0 percent in the States of Texas and Oklahoma, respectively.

The remainder of the Companies account for income taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes." Under SFAS No. 109, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income.

Accounting for the Impairment of Long-Lived Assets
--------------------------------------------------

The Companies evaluate their plant assets for impairment on a plant-by-plant basis. The Companies market to their customers under a single marketing program and then determine from which plants to produce. The Companies assess the recoverability of assets based upon anticipated future cash flows from the assets. If facts and circumstances lead the Companies' management to believe that the cost of one of their assets may be impaired, the Companies will (a) evaluate the extent to which that cost is recoverable by comparing the future undiscounted cash flows estimated to be associated with that asset to that asset's carrying amount and (b) write down that carrying amount to market value or discounted cash flow value to the extent necessary. Using this approach, the Companies' management has determined that the cash flows would be sufficient to recover the carrying value of the Companies' long-lived assets as of December 31, 1999.

Comprehensive Income
--------------------

Comprehensive income is defined as all changes in equity except those resulting from contributions by stockholders and distributions to stockholders.

3.      MARKETABLE SECURITIES:
        ----------------------

Marketable securities consist of equity securities classified as available-for-sale and are reported at market value.

                                                                                December 31
                                                                                -----------

                                                                      1999                          1998
                                                                      ----                          ----
                                                             Cost             Market         Cost           Market
                                                             ----             ------         ----           ------
Marketable securities                                      $233,079          $358,856       $170,921       $304,251

Unrealized gains on available-for-sale securities were $125,777 and $133,330 at December 31, 1999 and 1998, respectively, and are reflected in stockholders' equity in the accompanying combined balance sheets.

4.      PROPERTY, PLANT AND EQUIPMENT:
        ------------------------------

Property, plant and equipment consist of the following:

                                                                    Estimated                  December 31
                                                                   Useful Lives                -----------
                                                                     in Years               1999           1998
                                                                   ------------             ----           ----
       Land                                                             -              $   113,611      $ 113,611
       Buildings and improvements                                       25                 597,036        259,761
       Machinery and equipment                                        5-20               5,705,022      5,164,584
       Mixers, trucks and other vehicles                              5-20              20,013,196     17,706,266
       Furniture and fixtures                                           15                 182,334        205,573
                                                                                       -----------    -----------
                                                                                        26,611,199     23,449,795
       Less-- Accumulated depreciation                                                  (8,070,012)    (7,882,104)
                                                                                       -----------    -----------
              Property, plant and equipment, net                                       $18,541,187    $15,567,691
                                                                                       ===========    ===========

5.      REVOLVING LINE OF CREDIT:
        -------------------------

On July 23, 1999, Beall entered into a $2,500,000 revolving line of credit with a financial institution which expires July 23, 2000, and bears interest at the prime rate which is 8.5 percent as of December 31, 1999. As of December 31, 1999, Beall had no borrowings outstanding under this line of credit.

On July 23, 1999, RSB entered into a $3,650,000 revolving line of credit with a financial institution which expires July 23, 2000, and bears interest at the prime rate which is 8.5 percent as of December 31, 1999. As of December 31, 1999, RSB had no borrowings outstanding under this line of credit.

The lines of credit are personally guaranteed by certain stockholders.

6.      LONG-TERM DEBT:
        ---------------

Long-term debt consists of the following:

                                                                                               December 31
                                                                                    ----------------------------------
                                                                                         1999               1998
                                                                                    ---------------   ----------------

 Notes payable to a financial institution, interest payable monthly at prime
  (8.50% at December 31, 1999), collateralized by various equipment, maturity
  dates ranging from February 2000 to November 2002                                    $ 3,642,843        $ 3,026,332
 Notes payable to a financial institution, interest payable monthly at rates ranging from 8.0% to 8.5%, collateralized by various mixers, trucks and other
  vehicles, maturity dates ranging from August 2000 to May 2002                            389,738            490,869
 Notes payable to a financial institution, interest payable monthly at 8.0%, collateralized by various mixers, trucks and other vehicles, maturity dates
  ranging from January 2002 to August 2002                                                 294,053            175,700
 Notes payable to financial institution, interest payable monthly at 8.65%,
  collateralized by various equipment, due in July 2000                                     60,393            181,177
 Notes payable to a financial institution, interest payable monthly at 8.0%,
  collateralized by various equipment, due in June 1999                                        -               90,894
 Other                                                                                      14,102             53,490
                                                                                       -----------        -----------
                      Total long-term debt                                               4,401,129          4,018,462
 Less-- Current portion                                                                 (2,882,216)        (1,867,126)
                                                                                       -----------        -----------
                      Total long-term debt, less current portion                       $ 1,518,913        $ 2,151,336
                                                                                       ===========        ===========

Substantially all the notes payable are personally guaranteed by certain stockholders.

Scheduled maturities of long-term debt are as follows:

                  For the year ending December 31-

                      2000                                          $2,882,216
                      2001                                           1,295,202
                      2002                                             223,711
                                                                    ----------
                                                                    $4,401,129
                                                                    ==========
7.      INCOME TAXES:
        -------------

The components of the provision (benefit) for federal and state income taxes are as follows:

                                                                     December 31
                                                                     -----------
                                                                 1999           1998
                                                                 ----           ----
              Federal--
                Current                                        $148,818        $ 99,652
                Deferred                                         62,345         (12,735)
              State--
                Current                                          27,140          18,174
                Deferred                                         11,370          (2,323)
                                                               --------        --------

                           Total provision                     $249,673        $102,768
                                                               ========        ========

Actual income tax expense differs from income tax expense computed by applying the U.S. federal statutory corporate tax rate of 35 percent to income before provision for income taxes as follows:

                                                                            For the Year Ended
                                                                                December 31
                                                                            -------------------
                                                                            1999           1998
                                                                            ----           ----
                 Provision at the statutory rate                          $220,703       $ 92,281
                 Increase resulting from--
                   Nondeductible expenses                                    3,938            184
                   State income tax, net of federal benefit                 25,032         10,303
                                                                          --------       --------
                                    Total provision                       $249,673       $102,768
                                                                          ========       ========

The tax effects of temporary differences representing deferred tax assets and liabilities result principally from the following:

                                                                              December 31
                                                                              -----------
                                                                           1999         1998
                                                                           ----        -----
                 Deferred income tax assets--
                   Net operating loss                                    $ 263,835    $ 461,031
                   Accrued expenses                                         78,281       10,083
                   Other                                                     1,361       17,425
                                                                         ---------    ---------
                           Total deferred income tax assets                343,477      488,539
                                                                         ---------    ---------

                 Deferred income tax liabilities--
                   Property, plant and equipment                          (657,005)    (728,351)
                                                                         ---------    ---------
                           Total deferred income tax liabilities          (657,005)    (728,351)
                                                                         ---------    ---------
                           Net deferred income tax asset (liability)     $(313,528)   $(239,812)
                                                                         =========    =========

8.      STOCKHOLDERS' EQUITY:
        ---------------------

Common stock consists of the following:

                              Authorized          Issued           Outstanding        Par Value
                              ----------          ------           -----------        ---------

        Beall                   100,000            50,000            50,000              $.01
        RSB                       1,500               723               723                 -
        Stokes                    2,000             1,391             1,391               100
        Trucking                 50,000             5,000             5,000                 1
        ATC                      40,000            18,302            18,302                10
        Atlas                     6,000             5,050             5,050                10

9.      RELATED-PARTY TRANSACTIONS:
        ------------------------------

The Companies lease, on a month-to-month basis, from their stockholders the property on which certain of the batch plants reside. Lease expense for these properties was $195,961 and $136,800 for the years ended December 31, 1999 and 1998, respectively.

During 1999 and 1998, Beall paid $100,000 and $310,000, respectively, to a related party for certain consulting services.

10.     COMMITMENTS AND CONTINGENCIES:
        ------------------------------

Litigation
----------

In the normal course of doing business, the Companies occasionally become parties to litigation. In the opinion of management, pending or threatened litigation involving the Companies will not have a material adverse effect on their financial condition.

11.     SIGNIFICANT SUPPLIERS:
        ----------------------

Significant suppliers of the Companies represented purchases as a percent of total purchases for the year ended December 31, 1999, as follows:

             Supplier, Holnam, Inc.                   16%
             Supplier, Hanson Aggregates              10

12.     SUBSEQUENT EVENT:
        -----------------

On February 10, 2000, the Companies were acquired by U.S. Concrete, Inc. As a result of the acquisition transaction, the holders of all of the outstanding shares of common stock of the Companies received cash and common stock of U.S. Concrete, Inc. in exchange for their shares.

                                                                    Attachment B


                     U.S. CONCRETE, INC. AND SUBSIDIARIES
           UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                               DECEMBER 31, 1999
                                (in thousands)



                                                                U.S.                  Other 2000      Pro Forma          As
                                                              Concrete     Beall     Acquisitions    Adjustments      Adjusted
                                                              --------     -----     ------------    -----------      --------
                                    ASSETS
Current assets:
 Cash, cash equivalents, and marketable securities            $    627     $ 3,109    $ 1,574        $ (1,696)        $  3,614
 Trade and other accounts receivable, net                       44,085       7,520      2,624             (47)          54,182
 Receivables from related parties                                1,496         -          -                11            1,507
 Inventories                                                     4,351         868        227             (77)           5,369
 Prepaid expenses and other current assets                       1,758         228        100             472            2,558
                                                              --------     -------    -------        --------         --------
     Total current assets                                       52,317      11,725      4,525          (1,337)          67,230
                                                              --------     -------    -------        --------         --------

Property, plant and equipment, net                              53,949      18,541      6,843          (1,748)          77,585
Goodwill, net                                                  105,492         -          -            54,574          160,066
Other assets                                                       976         322         39            (281)           1,056
                                                              --------     -------    -------        --------         --------
   Total assets                                               $212,734     $30,588    $11,407        $ 51,208         $305,937
                                                              ========     =======    =======        =========        ========

                     LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
 Current maturities of long-term debt                         $    140     $ 2,882    $ 1,146        $ (4,028)        $    140
 Accounts payable and accrued liabilities                       37,599       5,106      2,610           1,972           47,287
                                                              --------     -------    -------        --------          -------
   Total current liabilities                                    37,739       7,988      3,756          (2,056)          47,427
                                                              --------     -------    -------        --------          -------

Long-term debt, net of current maturities                       57,235       1,519      3,241          62,514          124,509
Deferred income taxes                                            6,967         393        -              -               7,360
Other liabilities                                                  -           -          102            -                 102
                                                              --------     -------    -------        --------          -------
   Total liabilities                                           101,941       9,900      7,099          60,458          179,398
                                                              --------     -------    -------        --------          -------

Stockholders' equity
 Preferred stock                                                  -            -           -               -              -
 Common stock                                                       19         378         52            (427)              22
 Additional paid-in capital                                    104,271       1,377        219          14,147          120,014
 Treasury stock, at cost                                          -           (445)        -              445             -
 Retained earnings                                               6,503      19,378      4,037         (23,415)           6,503
                                                              --------     -------    -------        --------          -------
   Total stockholders' equity                                  110,793      20,688      4,308          (9,250)         126,539
                                                              --------     -------    -------        --------          -------
   Total liabilities and stockholders' equity                 $212,734     $30,588    $11,407        $ 51,208         $305,937
                                                              ========     =======    =======        ========         ========

    The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

                      U.S. CONCRETE, INC. AND SUBSIDIARIES
      UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1999
                    (in thousands, except per share amounts)



                                                                 Pro Forma                                      Pro Forma
                                        U.S.          1999        Adjust-                          Other 2000    Adjust-     As
                                        Concrete   Acquisitions    ments    As Adjusted  Beall    Acquisitions   ments     Adjusted
                                        --------   ------------  ---------  -----------  -------  ------------  ---------  --------

Sales                                   $167,912    $114,685     $   -       $282,597    $64,851   $25,410       $  -      $372,858
Cost of goods sold                       135,195      89,240         -        224,435     49,513    18,689          -       292,637
                                        --------    --------     -------     --------    -------   -------       ------    --------
     Gross profit                         32,717      25,445         -         58,162     15,338     6,721          -        80,221
Selling, general and administrative
 expenses                                  9,491      13,299      (2,320)      20,470      4,149     2,061       (2,229)     24,451
Stock compensation charge                  2,880         -           -          2,880         -       -             -         2,880
Depreciation and amortization              3,453       2,091         704        6,248      1,661     1,555          478       9,942
                                        --------    --------     -------     --------    -------   -------       ------    --------
     Income from operations               16,893      10,055       1,616       28,564      9,528     3,105        1,751      42,948
Interest expense, net                      1,708         466       4,128        6,302        240       415        4,263      11,220
Other expense (income), net                 (663)       (889)        -         (1,552)        47       (63)         -        (1,568)
                                        --------    --------     -------     --------    -------   -------       ------    --------
     Income before income tax
      provision (benefit)                 15,848      10,478      (2,512)      23,814      9,241     2,753       (2,512)     33,296
Income tax provision (benefit)             7,658       1,282       2,568       11,508        250       -          4,331      16,089
                                        --------    --------     -------     --------    -------   -------       ------    --------
  Net income                            $  8,190    $  9,196     $(5,080)    $ 12,306    $ 8,991   $ 2,753      $(6,843)   $ 17,207
                                        ========    ========     =======     ========    =======   =======      =======    ========

Net income per share                       $0.70                                $0.66                                         $0.81
                                        ========                             ========                                      ========
Weighted averages shares                  11,782       6,860                   18,642      1,857       766                   21,265
                                        ========    ========                 ========    =======   =======                 ========

   The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

                      U.S. CONCRETE, INC AND SUBSIDIARIES
    NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS



     The accompanying unaudited pro forma condensed consolidated financial statements reflect pro forma adjustments to the historical consolidated financial statements of U.S. Concrete, Inc. which its Annual Report on Form 10-K for the year ended December 31, 1999 includes. From May 1999 through April 5, 2000, U.S. Concrete acquired 17 businesses, including three in the 2000 period. The historical consolidated financial statements (1) present one of the acquired businesses as the purchaser of U.S. Concrete and the other 16 businesses and (2) account for all the purchases in accordance with the purchase method. The accompanying unaudited pro forma condensed consolidated statements of operations assume that all the purchases, U.S. Concrete's 1999 IPO and related transactions occurred on January 1, 1999. The accompanying unaudited pro forma condensed consolidated balance sheet assumes that the 2000 acquisitions occurred on December 31, 1999. In these statements, "Beall" collectively refers to related acquisitions U.S. Concrete effected on February 10, 2000.

     The unaudited pro forma condensed consolidated financial statements do not purport to represent what the combined financial results of operations of U.S. Concrete actually would have been if these transactions and events had in fact occurred when assumed and are not necessarily representative of its consolidated financial results of operations for any future period.

     The pro forma adjustments to the accompanying unaudited pro forma condensed consolidated financial statements reflect:

     . contractual reductions in salaries, bonuses and benefits to former owners of the businesses;

     . elimination of legal, accounting and other professional fees incurred in connection with the acquisitions;

     .    amortization of goodwill resulting from the acquisitions;

     . reduction in interest expense, net of interest expense on borrowings to fund acquisitions; and

     . adjustments to the federal and state income tax provision based on pro forma operating results.